UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Allergan, Inc.

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FOR IMMEDIATE RELEASE

Allergan Comments on Valeant Letter

IRVINE, Calif.--(BUSINESS WIRE)--October 27, 2014--Allergan, Inc. (NYSE: AGN) (“Allergan” or the “Company”) today issued the following statement in response to Valeant Pharmaceuticals International, Inc.’s (“Valeant”) October 27, 2014 letter to the Allergan Board of Directors.

Delivering value to Allergan’s stockholders remains the Board’s highest priority. If Valeant were to make an increased offer, the Board would carefully consider it and respond in due course. However, to date, as we have noted repeatedly, Valeant’s offers have been grossly inadequate and significantly undervalued Allergan.

We believe Valeant’s letter today is simply a tactic to distract investors from Allergan’s outstanding third quarter results. Valeant’s letter does not indicate an increased exchange offer price nor does it disclose the mix of consideration -- instead, Valeant goes to great lengths to defend its own stock price and to disparage Allergan, including making what we believe to be disparaging remarks about Allergan and its stock price. The Allergan Board has taken a number of actions over the past six months that have delivered tangible value to our stockholders and will continue to do so in the future. Wall Street analysts have recognized these actions and significantly raised the floor for a standalone Allergan. Allergan believes that any assertion that Allergan’s stock would be trading near its first quarter trading price absent the Valeant offer is not substantiated by fact. We also note that a number of long Allergan stockholders that have decreased their Allergan positions have told Allergan that they did so as they do not want to own Valeant stock.

With the release of our third quarter results, Allergan continues to accelerate the delivery of value to its stockholders.

Goldman, Sachs & Co. and BofA Merrill Lynch are serving as financial advisors to the Company and Latham & Watkins, Richards, Layton & Finger, P.A. and Wachtell, Lipton, Rosen & Katz are serving as legal counsel to the Company.

About Allergan

Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 11,700 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics, and urologics, Allergan is proud to celebrate more than 60 years of medical advances and proud to support the patients and customers who rely on our products and the employees and communities in which we live and work. For more information regarding Allergan, go to: www.allergan.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding Allergan’s earnings per share, strategic plan, and business performance. These forward-looking statements are made as of the date they were first issued and are based on current expectations as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Allergan’s control. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Additional information concerning these and other risks can be found in press releases issued by Allergan, as well as Allergan’s public filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan are available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 1-714-246-4636.

Important Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The Company will file an amendment to its solicitation/recommendation statement on Schedule 14D-9 with the SEC that has been mailed to stockholders of the Company. In addition, the Company has filed a preliminary proxy statement with the SEC on October 24, 2014 and intends to file a definitive proxy statement. Any definitive proxy statement will be mailed to stockholders of the Company. INVESTORS AND STOCKHOLDERS OF ALLERGAN ARE ENCOURAGED TO READ THESE AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of these documents as they become available and any other documents filed with the SEC by the Company at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at www.allergan.com. Copies of these materials may also be requested from Allergan’s information agent, Innisfree M&A Incorporated, toll-free at 877-800-5187. The Company, its directors and certain of its officers and employees are participants in solicitations of Company stockholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the

Company’s proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on March 26, 2014, as supplemented by the proxy information filed with the SEC on April 22, 2014. Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 25, 2014 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 5, 2014. To the extent holdings of the Company’s securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Allergan Contacts

Bonnie Jacobs, Allergan (714) 246-5134

Joele Frank, Dan Katcher, and Scott Bisang, Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449